EXHIBIT 23.0


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-9420, 33-17594, 33-64421, 333-95773, 333-92547 and 333-92537)
of Ben & Jerry's Homemade, Inc. of our report dated January 21, 2000, with respect to the consolidated financial statements and schedule of Ben & Jerry's Homemade, Inc. included in this Annual Report (Form 10-K) for the year ended December 25, 1999.





                                                               ERNST & YOUNG LLP



Boston, Massachusetts
March 20, 2000